Exhibit 4.4

                      THIRD MODIFICATION TO LOAN DOCUMENTS

     THIS THIRD MODIFICATION TO LOAN DOCUMENTS (this "Modification") is made and entered into effective as of April 27, 2009, by and among KABLE MEDIA SERVICES, INC., a Delaware corporation ("KMS"), KABLE NEWS COMPANY, INC., an Illinois corporation ("KNC"), KABLE DISTRIBUTION SERVICES, INC., a Delaware corporation ("KDS"), KABLE NEWS EXPORT, LTD., a Delaware corporation ("KEXP"), KABLE NEWS INTERNATIONAL, INC., a Delaware corporation ("KINT"), KABLE FULFILLMENT SERVICES, INC., a Delaware corporation ("KFS"), KABLE FULFILLMENT SERVICES OF OHIO, INC., a Delaware corporation ("KFSO"), PALM COAST DATA HOLDCO, INC., a Delaware corporation ("PCD"), PALM COAST DATA LLC, a Delaware limited liability company ("PCD LLC"), KABLE PRODUCT SERVICES, INC., a Delaware corporation, formerly known as Kable Products Services, Inc. ("KPS"), KABLE SPECIALTY PACKAGING SERVICES LLC, a Delaware limited liability company ("KSPS"), and KABLE STAFFING RESOURCES LLC, a Delaware limited liability company ("KSR") (collectively, the "Borrowers"), and BANK OF AMERICA, N.A., a national banking association, as successor by merger to LaSalle Bank National Association (the "Lender").


                              W I T N E S S E T H:
                              -------------------
     A. Lender and KMS, KNC, KDS, KEXP, KINT, KFS, KFSO, PCD and PCD LLC (collectively, the "Initial Borrowers") heretofore have been parties to the following agreements, documents and instruments: (a) Second Amended and Restated Loan and Security Agreement dated as of January 16, 2007, as amended by that certain First Modification to Loan Documents dated as of January 18, 2008 ("First Modification") made by Initial Borrowers, KPS and Lender and Second Modification to Loan Documents dated as of October 1, 2008 ("Second
Modification") made by Initial Borrowers, KPS, KSPS and KSR and Lender (together, the "Loan Agreement"); (b) Facility A Revolving Note dated as of January 16, 2007 in the principal amount of up to Thirty Five Million and 00/100 Dollars ($35,000,000) made by Initial Borrowers in favor of Lender ("Facility A Revolving Note"); (c) Facility B Term Note dated as of January 16, 2007 in the principal amount of Three Million Thirty Six Thousand and 00/100 Dollars ($3,036,000) made by Initial Borrowers in favor of Lender ("Facility B Term Note"); (d) Amended and Restated Facility C CapEx Note dated as of January 18, 2008 in the principal amount of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000) made by Initial Borrowers and KPS in favor of Lender ("Facility C CapEx Note"); (e) Facility D Revolving Note dated as of January 16, 2007 in the principal amount of up to Ten Million and 00/100 Dollars ($10,000,000) made by Initial Borrowers in favor of Lender ("Facility D Revolving Note", together with the Facility A Revolving Note, Facility B Term Note, Facility C CapEx Note and with all modifications, supplements, amendments, restatements or extensions thereto or thereof, being referred to, collectively, as the "Notes"); and (f) the balance of the other Loan Documents (as defined in the Loan Agreement), documents and instruments delivered in connection therewith.

     B. The Borrowers have requested that Lender consent and agree to the following proposed transactions (collectively, the "Transactions"): (i) the dissolution and winding up of the affairs of KFSO and KEXP pursuant to Subchapter X of the Delaware General Corporation Law, provided their remaining assets after discharge of their liabilities, are distributed to other Borrowers,
(ii) the removal of KFSO and KEXP as parties to, and Borrowers under, the Loan Agreement and the Loan Documents, and the classification of any interests of any of the remaining Borrowers in KFSO and KEXP as permitted Investments, and (iii) amendments to the Loan Agreement and the other Loan Documents to conform to Transactions identified in (i) and (ii) above.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

          1.  DEFINITIONS.  Capitalized  words and phrases  used herein  without
              -----------
     definition shall have the respective meanings ascribed to such words and phrases in the Loan Agreement.

          2. AMENDMENTS TO THE LOAN AGREEMENT.
             ---------------------------------

          2.1 Definitions.
              -----------

          (a) Substituted  Definition.  The following  definitions  contained in
              -----------------------
     Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

               "Change  of  Control"  shall  mean the  occurrence  of any of the
                -------------------
          following events: (a) KMS shall cease to own and control, directly or indirectly, 100% of the outstanding Capital Securities of KDS; (b) KDS shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of KINT or of the surviving or resulting corporation in the event of their merger or consolidation; (c) KMS shall cease to own and control, directly or indirectly, 100% of the outstanding Capital Securities of KNC; (d) KNC shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of KFS or of the surviving or resulting corporation in the event of its merger or consolidation;
          (e) KMS shall cease to own and control, directly or indirectly, 100% of the outstanding Capital Securities of KSR; (f) KMS shall cease to own and control, directly or indirectly, 100% of the outstanding
          Capital Securities of KSPS; or (g) the granting by KMS, directly or indirectly, of a security interest in its ownership interest in any of the Borrowers, which could result in a change in the identity of the individuals or entities in control of such Borrower. For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower(s) by contract or voting of securities or ownership interests.

          (b) Substituted Subsection (j) of Eligible Accounts. Subsection (j) of
              -----------------------------------------------
     the definition of "Eligible Accounts" contained in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

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

               (j) it is an Account stated in a monthly statement or an Account invoiced (and dated as of such date) and, in each case, sent to the Account Debtor thereof within the Borrowers' normal monthly billing cycle, but in no event later than thirty (30) days after the shipment and delivery to the Account Debtor of the Goods giving rise thereto or the performance of the services giving rise thereto and (i) as to KDS and its Subsidiaries which is due and payable within ninety (90) days past the original invoice date (otherwise known as the monthly statement date) thereof, (ii) in the case of Accounts pertaining to KNC, KFS and PCD LLC the Account is evidenced by an invoice which is due and payable within forty-five (45) days after the invoice date and is no more than sixty (60) days past the due date of the invoice, and
          (iii) in the case of Eligible Foreign Accounts, is evidenced by an invoice which is due and payable within one hundred and twenty (120) days after the invoice date, in each case according to the original terms of sale;

          2.2 Section  13.18,  Notices.  Section 13.18 of the Loan  Agreement is
              ------------------------
     hereby amended by deleting KEXP and KFSO from the notice provision under Borrowers and the notices to Lender is hereby amended and restated to read in its entirety as follows:

         If to the Lender:          Bank of America, N.A.
                                    750 Walnut Avenue
                                    Cranford, NJ 07016
                                    Attention:  Ilene M. Gerber
                                    Sr. Credit Products Underwriter
                                    Telephone No.:  (908) 709-6482
                                    Facsimile No.:    (908) 709-6055
                                    Email  ilene.gerber@bankofamerica.com

          2.3 Schedule 7.1.  Section D - KFSO,  and Section F- KNE also known as
              ------------
     KEXP  of  Schedule  7.1  -   Locations,   Tradenames   and   Organizational
     Identification Numbers are hereby deleted.

          2.4 Schedule 7.23.  Section D - KFSO, and Section F-KNE, also known as
              -------------
     KEXP, of Schedule 7.23 - Places of Business, Location of Books and Records and Location of Collateral are hereby deleted.

          2.5 Schedule 9.3. Schedule 9.3- Existing Investments is hereby amended
              ------------
     in the form attached hereto as Schedule 9.3, Existing Investments and incorporated by reference herein.

          3. CONSENTS AND WAIVER UNDER LOAN AGREEMENT.
             ----------------------------------------

          3.1  Consents and Waiver.  On the terms and subject to the  conditions
               -------------------
     contained herein, the Lender hereby (i) approves the dissolution of KEXP and KFSO, (ii) consents to the Transactions and waives applicable restrictions contained in Sections 8.2, 9.3, 9.4, 9.7, 9.13, and 11.9 of the Loan Agreement solely for the Transactions, and (iii) reserves all rights of the Lender with respect to any future transactions, whether similar in nature or type to the Transactions, including any future or other redemption, debt incurrence or other non-compliance by Borrowers with the provisions of the Loan Agreement, as amended hereby. Borrowers hereby agree strictly to adhere to the terms and conditions contained in the Loan Agreement, including without limitation Sections 8.2, 9.3, 9.4, 9.7, 9.13 and 11.9 thereof.

          4. RELEASE OF KEXP AND KFSO AS BORROWERS TO THE LOAN DOCUMENTS.
             ------------------------------------------------------------

          4.1 Release of KEXP and KFSO as a Party. The Borrowers, including KEXP
              -----------------------------------
     and KFSO, and Lender hereby agree that from and after the date hereof and giving effect to the terms and conditions of this Modification: (a) KEXP and KFSO are released as parties to the Loan Agreement and all other Loan Documents, as amended hereby, (b) all references in the Loan Documents to Borrowers shall hereafter exclude KEXP and KFSO as a "Borrower" under the Loan Agreement and Loan Documents and (c) Lender hereby releases the security interest in and lien on all the Collateral (as defined in Section
     1.1 of the Loan Agreement) granted by KEXP and KFSO.


          5. REPRESENTATIONS AND WARRANTIES.
             ------------------------------

          5.1  Organization.  Except for the  dissolution of KEXP and KFSO, each
               ------------
     Borrower is a corporation or limited liability company duly organized, existing and in good standing under the laws of the jurisdiction of its organization with full and adequate power to carry on and conduct its business as presently conducted. Each Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The organizational documents and resolutions of the Borrowers delivered in connection with the closing of the Loan Agreement have not been changed or amended since their delivery to the Lender except as set forth in the First Modification and Second Modification. The exact legal name of each Borrower is as set forth in the preamble of this Modification, and except as set forth on Schedule 7.1 to the Loan Agreement, as of the date hereof the Borrowers do not conduct, nor have they during the last five (5) years conducted, business under any other name or trade name. Except for the dissolution of KEXP and KFSO, each Borrower will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, except as permitted by the Loan Agreement.

          5.2 Authorization.  The Borrowers have full right, power and authority
              -------------
     to enter into this Modification, to borrow monies under the Loan Agreement, as amended hereby, and to perform their obligations under the Loan Agreement as amended hereby.

          5.3 No Conflicts.  The execution and delivery of this Modification and
              ------------
     the performance by each Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not violate or contravene any provision of law in any material respect or of any of the organizational documents of the Borrowers.

          5.4  Validity  and  Binding  Effect.  The Loan  Agreement,  as amended
               ------------------------------
     hereby, is a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          5.5 Compliance with Loan Agreement. The representations and warranties
              ------------------------------
     set forth in Section 7 of the Loan Agreement, as amended hereby, including as amended by the Revisions to Schedules 7.1 and 7.23, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to Lender and except for such changes as are specifically permitted under the Loan Agreement. In addition, as of the date hereof and giving effect to the terms and conditions contained in this Modification, each Borrower has complied with and each Borrower is in compliance with all of the covenants set forth in the Loan Agreement, as amended hereby, including, but not limited to, those set forth in Section 8, Section 9 (including as amended by the Revision to Schedule 9.3 attached hereto) and
     Section 10 thereof.

          5.6 No Event of Default. As of the date hereof, no Event of Default or
              -------------------
     Unmatured Event of Default exists under Section 11 of the Loan Agreement, as amended hereby.

          5.7 Release and Waiver. As of the date hereof,  no Borrower  possesses
              ------------------
     (or has  knowledge  of) any  claims,  defenses,  offsets  or  counterclaims against Lender (or its officers, directors, members, shareholders, employees or agents) relating to this Modification or the Loan Documents. In the event there exists on the date of this Agreement, any facts that would give rise to any claim, defense, offset or counterclaim against or with respect to the enforcement of this Modification or the Loan Documents, each Borrower hereby unconditionally, irrevocably, and unequivocally waives and fully releases Lender (and its officers, directors, shareholders, employees or agents) of any such claim, defense, offset or counterclaim to the same extent as if such claims were the subject of a lawsuit adjudicated to conclusion and dismissed therein with prejudice.

          5.8  Omnibus  Amendment.  Each of the Loan  Documents  shall be deemed
               ------------------
     amended to give effect to the provisions of this Modification without need for referencing each of the Loan Documents by name. Without limiting the generality of the foregoing, Borrowers and Lender acknowledge that the term "Loan Documents" shall mean all of the Loan Documents as modified by this Modification (and any notes, amendments and agreements delivered in connection herewith). Additionally, as used in the other Loan Documents, the term "Documents" and/or "Loan Documents" shall now be deemed to include this Modification and any other documents, instruments or agreements executed in connection herewith.

          6. CONDITIONS  PRECEDENT.  This Modification shall become effective as
             ---------------------
     of the date above first written after receipt by Lender of the following:

          6.1  Modification.  This  Modification  executed by each  Borrower and
               ------------
     Lender.

          6.2  Resolutions.  A  certified  copy of  resolutions  of the Board of
               -----------
     Directors and/or shareholders, or members and/or mangers of, as applicable, of each Borrower authorizing the execution, delivery and performance of this Modification and the Loan Documents.

          6.3 Other Documents. Such other documents,  certificates,  resolutions
              ---------------
     and/or opinions of counsel as Lender may request.

          7. GENERAL.
             -------
          7.1 Governing Law; Severability.  This Modification shall be construed
              ---------------------------
     in accordance with and governed by the laws of the State of Illinois. Wherever possible each provision of the Loan Agreement and this Modification shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement and this Modification shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Agreement and this Modification.

          7.2 Successors and Assigns.  This  Modification  shall be binding upon
              ----------------------
     each Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of such Borrower and Lender and the successors and assigns of Lender.

          7.3 References to Loan Agreement.  This  Modification  amends the Loan
              ----------------------------
     Agreement, as in effect on the date hereof. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Loan Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Loan Agreement, as amended hereby.

          7.4 Expenses. Borrowers shall pay all costs and expenses in connection
              --------
     with the preparation of this Modification and other related loan documents, including, without limitation, reasonable attorneys' fees and time charges of attorneys who may be employees of Lender. Borrowers shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Modification and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

          7.5  Counterparts.  This Modification may be executed in any number of
               ------------
     counterparts, all of which shall constitute one and the same agreement.

          7.6 Jury Waiver.  BORROWERS AND LENDER  IRREVOCABLY WAIVE ANY RIGHT TO
              -----------
     TRIAL BY JURY IN ANY  ACTION OR  PROCEEDING:  (a) TO  ENFORCE OR DEFEND ANY

     RIGHTS UNDER OR IN CONNECTION WITH THIS MODIFICATION OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH; OR (b) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS MODIFICATION OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Modification as of the date first above written.

BORRROWERS:

KABLE MEDIA SERVICES, INC.,                   KABLE NEWS COMPANY, INC.,
a Delaware corporation                        an Illinois corporation

By:   /s/  Bruce Obendorf                   By:   /s/  Bruce Obendorf
     -------------------------------            -------------------------------
     Bruce Obendorf,                              Bruce Obendorf,
     Vice President                               Senior Vice President

KABLE NEWS EXPORT, LTD.,                    KABLE NEWS INTERNATIONAL, INC.,
a Delaware corporation                      a Delaware corporation

By:   /s/  Bruce Obendorf                   By:   /s/  Bruce Obendorf
     -------------------------------            -------------------------------
     Bruce Obendorf,                            Bruce Obendorf,
     Vice President                             Treasurer

KABLE FULFILLMENT SERVICES, INC.,           KABLE FULFILLMENT SERVICES OF
a Delaware corporation                      OHIO, INC., a Delaware corporation

By:   /s/  Bruce Obendorf                   By   /s/  Bruce Obendorf
     -------------------------------            -------------------------------
     Bruce Obendorf,                            Bruce Obendorf,
     Vice President                             Vice President

KABLE DISTRIBUTION SERVICES, INC.,          PALM COAST DATA LLC, a Delaware
a Delaware corporation                      limited liability company

By:   /s/  Bruce Obendorf By:               By:   /s/  Bruce Obendorf
     -------------------------------            -------------------------------
     Bruce Obendorf,                            Bruce Obendorf,
     Senior Vice President                      Vice President

PALM COAST DATA HOLDCO, INC.,               KABLE PRODUCT SERVICES, INC.,
a Delaware corporation                      a Delaware corporation

By:   /s/  Peter M. Pizza                   By:   /s/  Bruce Obendorf
     -------------------------------            -------------------------------
     Peter M. Pizza, Vice President             Bruce Obendorf,
                                                Executive Vice President Finance

KABLE SPECIALTY PACKAGING                   KABLE STAFFING RESOURCES LLC,
SERVICES LLC, a Delaware limited            a Delaware limited liability company
liability company

By:   /s/  Bruce Obendorf                   By:   /s/  Bruce Obendorf
     -------------------------------            -------------------------------
     Bruce Obendorf                             Bruce Obendorf
     Vice President, Finance                    Vice President, Finance

LENDER:

BANK OF AMERICA, N.A., a national
banking association, as successor by merger to LaSalle Bank National Association


By:   /s/  Ilene M. Gerber
     -------------------------------
     Ilene M. Gerber
     Sr. Credit Products Underwriter